UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 20, 2016

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 996-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

An annual meeting of shareholders of DXP Enterprises, Inc. was held on June 20, 2016. At that meeting management’s nominees were elected directors for the ensuing year. Of the 11,295,372 shares of Common Stock present in person or represented by proxy at the meeting, the number of shares of Common Stock voted for and the number of shares of Common Stock as to which authority to vote in the election was withheld were as follows with respect of the nominees:

	Common Stock Shares/Votes Voted For	Common Stock Shares/Votes Withheld
David Little	11,058,725	236,647
Cletus Davis	10,061,668	1,233,704
Timothy P. Halter	10,159,593	1,135,779
Glenn Robinson	10,611,082	684,290

With respect to the number of shares of Common Stock that were voted for, voted against, and were withheld from voting for proposal #2 to approve the 2016 Omnibus Incentive Plan are set forth below:

For	10,141,240
Against	1,127,979
Abstain	26,153

With respect to the number of shares of Common Stock that were voted for, voted against, and were withheld from voting for proposal #3 to approve the material terms of the performance goals that are included in the DXP Enterprises, Inc. 2016 Omnibus Incentive Plan are set forth below:

For	11,130,661
Against	138,326
Abstain	26,385

With respect to the number of shares of Common Stock that were voted for, voted against, and were withheld from voting for proposal #4 to approve, as a non-binding advisory vote, executive compensation are set forth below:

For	10,665,967
Against	585,564
Abstain	43,841

Of the 5,000 shares (500 votes) of Series B Preferred Stock and Series A Preferred Stock present in person or represented by proxy at the meeting, the number of shares of Series B Preferred Stock and Series A Preferred Stock voted for and the number of shares of Series B Preferred Stock and Series A Preferred Stock as to which authority to vote in the election was withheld were as follows with respect of the nominees:

	Series B Preferred Stock and Series A Preferred Stock Shares/Votes Voted For	Series B Preferred Stock and Series A Preferred Stock Shares/Votes Withheld
David Little	500	-
Cletus Davis	500	-
Timothy P. Halter	500	-
Glenn Robinson	500	-

With respect to the number of shares of Series B Preferred Stock and Series A Preferred Stock that were voted for, voted against, and were withheld from voting for proposals #2, #3 and #4 are set forth below:

For	500
Against	-
Abstain	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:	/s/Mac McConnell
Mac McConnell
Senior Vice President/Finance and Chief Financial Officer

Dated: June 20, 2016